Exhibit 10.1

$40,000,000

FINANCIAL INSTITUTIONS, INC.

Common Stock, $0.01 Par Value Per Share

Sales Agency Agreement

May 30, 2017

Sandler O’Neill + Partners, L.P.

1251 Avenue of the Americas, 6th Floor

New York, New York 10020

Ladies and Gentlemen:

Financial Institutions, Inc., a New York corporation (the “Company”), the holding company for Five Star Bank, a New York chartered bank (the “Bank”), proposes, subject to the terms and conditions stated herein, to sell from time to time through Sandler O’Neill & Partners, L.P., as sales agent and/or principal (the “Agent”) shares of the common stock, $.01 par value per share (“Common Stock”), of the Company, having an aggregate gross sales price of up to $40.0 million (the “Shares”) on the terms set forth in this agreement (the “Agreement”). The Company agrees that whenever it determines to sell the Common Stock directly to the Agent, as principal or otherwise other than as set forth in Section 2 hereof, it will enter into a separate agreement, which will include customary terms and conditions consistent with the representations, warranties and provisions in this Agreement and which will be agreed upon by the parties thereto (each, a “Terms Agreement”).

The Company has filed with the Securities and Exchange Commission (the “Commission”) a shelf registration statement on Form S-3 (No. 333-202791), including the related prospectus, covering the registration of various securities, including the Shares, under the Securities Act of 1933, as amended (the “1933 Act”) (the “Base Prospectus”). Such registration statement is effective under the 1933 Act. Promptly after execution and delivery of this Agreement, the Company will prepare and file a Prospectus Supplement (as defined below) with respect to the Shares in accordance with the provisions of Rule 430B (“Rule 430B”) of the rules and regulations of the Commission under the 1933 Act (the “1933 Act Regulations”) and paragraph (b) of Rule 424 (“Rule 424(b)”) of the 1933 Act Regulations. Any information included in such Prospectus Supplement that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to Rule 430B is referred to as “Rule 430B Information.” The shelf registration statement, at any given time, including any amendments thereto, including post-effective amendments, the exhibits and any schedules thereto at such time, the documents incorporated by reference therein and the documents otherwise deemed to be a part thereof or included therein by the 1933 Act, is referred to herein as the “Registration Statement.” The term “Effective Date”

shall mean each date that the Registration Statement and any post-effective amendment or amendments thereto became or become effective. The term “Prospectus” means the prospectus supplement to the Base Prospectus that describes the Shares and the offering thereof (the “Prospectus Supplement”) filed with the Commission pursuant to Rule 424(b) under the 1933 Act, together with the Base Prospectus, in the form used by the Agent in connection with the sale of the Shares from time to time. The Company will furnish to the Agent, for use by the Agent, copies of the Prospectus included as part of such Registration Statement, as supplemented by the Prospectus Supplement, relating to the Shares. Any registration statement filed pursuant to Rule 462(b) of the 1933 Act Regulations is herein referred to as a “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the last filed Rule 462(b) Registration Statement.

For purposes of this Agreement, all references to the Registration Statement, the Prospectus Supplement, the Prospectus, any Issuer-Represented Free Writing Prospectus (as hereinafter defined) or any amendment or supplement to any of the foregoing shall be deemed to include the copy, if any, filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system (“EDGAR”).

All references in this Agreement to financial statements and schedules and other information which is “contained,” “included” or “stated” (or other references of like import) in the Registration Statement, the Prospectus Supplement or the Prospectus shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated or deemed to be incorporated by reference in, or otherwise deemed by the 1933 Act Regulations to be a part of or included in, the Registration Statement, the Prospectus Supplement or the Prospectus, as the case may be.

For the purpose of this Agreement, the term “subsidiary” or “subsidiaries” shall include each direct or indirect subsidiary of the Company listed on Schedule II hereto.

1.     (a) The Company represents and warrants to the Agent, as of the date hereof, each Representation Date (as defined in Section 5(o) below), each Applicable Time (as defined in Section 1(a)(v) below) and each Delivery Date (as defined in Section 2(i) below), and agrees with the Agent, as follows:

(i)    (A)(1) At the time of filing the Registration Statement, (2) as of the date hereof, and (3) as of each Applicable Time and Delivery Date, the Company satisfied the registrant the eligibility requirements for the use of Form S-3 under the 1933 Act that were in effect prior to October 21, 1992, and (B) at the date hereof, the Company was not an “ineligible issuer” as defined in Rule 405 of the 1933 Act Regulations. The Company has filed with the Commission the Registration Statement on Form S-3, including a Base Prospectus for registration under the 1933 Act of the offering and sale of the Shares, and the Company has filed with the Commission one or more amendments to such Registration Statement, each in the form previously delivered to the Agent. Such Registration Statement, as so amended, has been declared effective by the Commission and the Shares have been registered under the Registration Statement in compliance with the requirements for the use of Form S-3. The Company has not received from the

Commission any notice pursuant to Rule 401(g) of the 1933 Act Regulations objecting to the Company’s use of Form S-3. Although the Base Prospectus may not include all the information with respect to the Shares and the offering thereof required by the 1933 Act and the 1933 Act Regulations to be included in the Prospectus, the Base Prospectus includes all such information required by the 1933 Act and the 1933 Act Regulations to be included therein as of the Effective Date. The Company has complied to the Commission’s satisfaction with all requests of the Commission for additional or supplemental information, to the extent the Commission has requested such information in conjunction with the filing of the Registration Statement or otherwise; and no stop order suspending the effectiveness of the Registration Statement has been issued and no proceeding for that purpose has been initiated or, to the knowledge of the Company, threatened by the Commission. Promptly after the execution of this Agreement, the Company will file with the Commission pursuant to Rules 415 and 424(b)(2) or (5) of the 1933 Act Regulations the Prospectus Supplement to the Base Prospectus included in such Registration Statement relating to the Shares and the offering thereof, with such information as is required or permitted by the 1933 Act and as has been provided to and approved by the Agent prior to the date hereof or, to the extent not completed at the date hereof, containing only such specific additional information and other changes (beyond that contained in the Base Prospectus) as the Company has advised the Agent, prior to the date hereof, will be included or made therein. If the Company has elected to rely on Rule 462(b) of the 1933 Act Regulations and the Rule 462(b) Registration Statement is not effective, (x) the Company will file a Rule 462(b) Registration Statement in compliance with, and that is effective upon filing pursuant to, Rule 462(b) and (y) the Company has given irrevocable instructions for transmission of the applicable filing fee in connection with the filing of the Rule 462(b) Registration Statement, in compliance with Rule 111 of the 1933 Act Regulations, or the Commission has received payment of such filing fee.

(ii)    At the time of the original filing of the Registration Statement, at the earliest time thereafter that the Company or another offering participant made a bona fide offer (within the meaning of Rule 164(h) of the 1933 Act Regulations) of the Shares and at each Representation Date, the Company was not, is not and will not be an “ineligible issuer” as defined in Rule 405 under the 1933 Act.

(iii)    There are no contracts or other documents required to be described in the Prospectus or to be filed as exhibits to the Registration Statement which have not been described or filed as required. The Prospectus and any amendment or supplements thereto delivered to the Agent for use in connection with the offering of the Shares (whether to meet requests of purchasers pursuant to Rule 173 of the 1933 Act Regulations or otherwise) was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T under the 1933 Act.

(iv)    (A) at the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became or becomes effective and as of the date hereof, the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (B) at the time the Prospectus or any amendments or supplements thereto were filed and at each Applicable Time and Delivery Date, neither the Prospectus nor any amendment or supplement thereto included, includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, that the representations and warranties in clauses (A) and (B) above shall not apply to statements in or omissions from the Registration Statement or the Prospectus made in reliance upon and in strict conformity with information furnished to the Company in writing by the Agent expressly for use in the Registration Statement or the Prospectus, it being understood and agreed that the only such information provided by the Agent is the Agent’s Information described in Section 8(b) hereof. No order preventing or suspending the use of the Prospectus or any Issuer-Represented Free Writing Prospectus has been issued by the Commission.

(v)    Each Issuer-Represented Free Writing Prospectus, as of its issue date and at all subsequent times through the completion of the public offer and sale of the Shares or until any earlier date that the Company notified or notifies the Agent as described in Section 5(b), did not, does not and will not include any material information that conflicted, conflicts or will conflict with the information contained in the Registration Statement; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the Agent Information provided by the Agent expressly for use therein.

As used in this Section 1(a)(v) and elsewhere in this Agreement:

“Applicable Time” means, with respect to any Shares, the time of sale of such Shares pursuant to this Agreement or any relevant Terms Agreement.

“General Disclosure Package” means (i) the Prospectus, (ii) the Issuer-Represented General Use Free Writing Prospectuses, if any, identified in Schedule II hereto and (iii) any other Issuer-Represented Free Writing Prospectus that the parties hereto shall hereafter expressly agree in writing to treat as part of the General Disclosure Package.

“Issuer-Represented Free Writing Prospectus” means any “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations (“Rule 433”), relating to the Shares (including, without limitation, any such issuer free writing prospectus that (i) is required to be filed with the Commission by the Company, (ii) is a “road show that is a written communication” within the meaning of Rule 433(d)(8)(i) of the 1933 Act Regulations, whether or not required to be filed with the Commission or (iii) is exempt from filing pursuant to Rule 433(d)(5)(i) of the 1933 Act Regulations because it contains a description of the Shares or of the offering that does not reflect the final terms), in each case in the form filed or required to be filed with the Commission or, if not required to be filed, in the form retained in the Company’s records pursuant to Rule 433(g) of the 1933 Act Regulations.

“Issuer-Represented General Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule II hereto.

“Issuer-Represented Limited-Use Free Writing Prospectus” means any Issuer-Represented Free Writing Prospectus that is not an Issuer-Represented General Use Free Writing Prospectus.

(vi)     The documents incorporated or deemed to be incorporated by reference in the Registration Statement, the Prospectus and the General Disclosure Package or from which information so incorporated by reference, at the time they were or hereafter are filed with the Commission, complied, comply and will comply in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the “1934 Act”) and the rules and regulations of the Commission thereunder (the “1934 Act Regulations”), and, when read together with the other information in the Prospectus, at the time the Registration Statement became effective, at the time the Prospectus was or is issued, at each Applicable Time and at each Delivery Date, did not, do not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

(vii)     The consolidated financial statements of the Company, including the related schedules and notes, filed with the Commission as a part of the Registration Statement and included in the Prospectus (the “Financial Statements”) present fairly in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of and at the dates indicated and the consolidated results of their operations, changes in stockholders’ equity and cash flows of the Company and its consolidated subsidiaries for the periods specified. The Financial Statements, unless otherwise noted therein, have been prepared in conformity with generally accepted accounting principles in effect in the United States (“GAAP”) applied on a consistent basis throughout the periods involved, except as may be expressly stated in the notes thereto. The selected financial data and the summary financial information included in the Registration Statement and the Prospectus present fairly in all material respects the information therein and have been prepared on a basis consistent with that of the audited consolidated financial statements contained in the Registration Statement, any preliminary prospectus and the Prospectus. No other financial statements or supporting schedules are required to be included in the Registration Statement and the Prospectus. To the extent applicable, all disclosures contained in the Prospectus regarding “non-GAAP financial measures” as such term is defined by the rules and regulations of the Commission comply with Regulation G of the 1934 Act, the rules and regulations of the Commission under the 1934 Act (“the “1934 Act Regulations”) and Item 10(e) of Regulation S-K. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectus present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission’s rules and guidelines with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. The interactive data in eXtensible Business Reporting Language included in the Registration Statement, the General Disclosure Package and the Prospectus presents fairly in all material respects the information included therein and has been prepared in all material respects in accordance with the Commission’s rules and guidelines applicable thereto.

(viii)    KPMG LLP (“KPMG”), the independent registered public accounting firm that audited the financial statements of the Company and its subsidiaries that are included in the

Registration Statement and the Prospectus, are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

(ix)    The statistical and market-related data contained in the Registration Statement, the General Disclosure Package and the Prospectus are based on or derived from sources which the Company believes are reliable and accurate in all material respects.

(x)    This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Agent, will constitute the valid and binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities laws, banking laws and public policy considerations.

(xi)    Since the date of the most recently dated audited consolidated balance sheet contained in the Financial Statements, (A) the Company and its subsidiaries, considered as one enterprise, have not sustained any material loss or material interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental action, order or decree, and there has not been any material change in the capital stock or long-term debt of the Company and its subsidiaries or any material adverse change in or affecting the general affairs, management, earnings, business, properties, assets, consolidated financial position, business prospects, consolidated shareholders’ equity or consolidated results of operations of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a “Material Adverse Effect”), in each case in this clause (A) other than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus, (B) there have been no transactions entered into by the Company or any of its subsidiaries which are material with respect to the Company and its subsidiaries considered as one enterprise, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, otherwise than as set forth or contemplated in the Registration Statement, the General Disclosure Package and the Prospectus.

(xii)    The Company and its subsidiaries have good and marketable title to all real property and good and marketable title to all personal property owned by them, in each case free and clear of all mortgages, pledges, security interests, claims, restrictions, liens, encumbrances and defects except such as are described generally in the Registration Statement, the General Disclosure Package and the Prospectus or such as do not materially affect the value of such properties taken as a whole and do not materially interfere with the use made and proposed to be made of such property by the Company and its subsidiaries and any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases with such exceptions as are not material and do not interfere with the use made and proposed to be made of such property and buildings by the Company and its subsidiaries, and neither the Company nor any subsidiary has received any written or oral notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

(xiii)    The Company is a registered financial holding company under the Bank Holding Company Act of 1956, as amended (“BHCA”), and has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of New York, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement. The Company is duly qualified as a foreign corporation to transact business and is in good standing under the laws of each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect.

(xiv)    Each of the Company’s subsidiaries, has been duly incorporated or organized and is validly existing as a corporation or limited liability company in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate or limited liability company power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the General Disclosure Package and the Prospectus and is duly qualified as a foreign entity to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except in each case where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect. The activities of the Company’s subsidiaries are permitted of subsidiaries of a financial holding company under applicable law and the rules and regulations of the Federal Reserve Board (the “FRB”) set forth in Title 12 of the Code of Federal Regulations. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, all of the issued and outstanding capital stock or membership interests of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable (to the extent applicable) and is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.    With respect to Five Star REIT, Inc., the Bank directly owns all of the outstanding common stock of such subsidiary. None of the outstanding shares of capital stock or membership interests of any subsidiary was issued in violation of the preemptive or similar rights of any securityholder of such subsidiary. There are no outstanding rights, warrants or options to acquire or instruments convertible into or exchangeable for any capital stock or equity securities of any of the subsidiaries. Except as otherwise disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, no subsidiary of the Company is currently prohibited, directly or indirectly, from paying any dividends to the Company, from making any other distributions on such subsidiary’s capital stock or common securities, from repaying to the Company any loans or advances to such subsidiary from the Company or from transferring any of such subsidiary’s property or assets to the Company or any other subsidiary of the Company. The only subsidiaries of the Company are the subsidiaries listed on Schedule I hereto.

(xv)    All of the issued shares of capital stock of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and have been issued in compliance with federal and state securities laws.    None of the outstanding shares of capital stock were issued in violation of any preemptive rights, rights of first refusal or other similar rights to subscribe for or purchase securities of the Company. The description of the Company’s stock option, stock bonus and other stock plans or compensation arrangements and the options or other rights granted thereunder, set forth in the Registration Statement, the General Disclosure Package and the Prospectus, accurately and fairly presents, in all material respects, the information required to be described therein with respect to such plans, arrangements, options and rights. Except as described in each of the General Disclosure Package and Prospectus, there are no outstanding rights (contractual or otherwise), warrants or options to acquire, or instruments convertible into or exchangeable for, or agreements or understandings with respect to the sale or issuance of, any shares of capital stock of or other equity interest in the Company, other than in the ordinary course of business, consistent with past practice, under the Company’s equity compensation programs.

(xvi)    The Shares have been duly and validly authorized and, when issued, delivered to and paid for by the Agent pursuant to this Agreement, will be validly issued, fully paid and nonassessable, and will conform to the description of the capital stock contained in each of the Registration Statement, the General Disclosure Package and the Prospectus. The issuance of the Shares is not subject to the preemptive or other similar rights of any securityholder of the Company.

(xvii)    The Shares will conform in all material respects to the respective statements relating thereto contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(xviii)    The issue and sale of the Shares by the Company and the compliance by the Company with all of the provisions of this Agreement and the consummation by the Company of the transactions herein contemplated have been duly authorized by all necessary corporate action of the Company and do not and will not, whether with or without the giving of notice or passage of time or both, (A) conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event (as defined below) under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (B) result in any violation of the provisions of the certificate of incorporation, certificate of organization, certificate of formation, articles of incorporation, articles of association, or charter (as applicable), bylaws or other governing documents of the Company or any of its subsidiaries, or (C) subject to compliance by all necessary persons with the applicable provisions of the Change in Bank Control Act of 1978 and Regulation Y promulgated in part thereunder, result in any violation of any statute or any order, rule or regulation of any federal, state, local or foreign court, arbitrator, regulatory authority or governmental agency or body (each a “Governmental Entity”) having jurisdiction over the Company or any of its subsidiaries or any of their properties, except for, in the case of clauses (A) and (C) those conflicts, breaches, violations, defaults or Repayment Events that would not reasonably be expected to result in a Material Adverse Effect. No consent, approval, authorization, order, registration or qualification of or with any such court or Governmental Entity is required for the issue and sale of the Shares, the performance by the Company of its obligations hereunder or the consummation by the Company of the transactions contemplated by this Agreement, except the registration under the 1933 Act of the Shares and except as may be required under the rules and regulations of the NASDAQ Global Select Market (“NASDAQ”) or the Financial Industry Regulatory Authority (“FINRA”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Agent. As used herein, a “Repayment Event” means any event or condition, the occurrence or existence of which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary prior to its scheduled maturity.

(xix)    Neither the Company nor any of its subsidiaries is (A) in violation of its certificate of incorporation, certificate of organization, certificate of formation, articles of incorporation, articles of association or charter (as applicable), bylaws or other governing documents or (B) in breach, violation or default (with or without notice or lapse of time or both) of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Company or any subsidiary is subject except in each case for such breaches, violations or defaults that would not result in a Material Adverse Effect.

(xx)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries have conducted and are conducting their respective businesses in compliance in all material respects with all federal, state, local and foreign statutes, laws, rules, regulations, decisions, directives and orders and administrative and court decrees applicable to them (including, without limitation, all regulations and orders of, or agreements with, the FRB, the New York Department of Financial Services (“NYDFS”), the Federal Deposit Insurance Corporation (the “FDIC”), and the Commission, the Equal Credit Opportunity Act, the Fair Housing Act, the Community Reinvestment Act, the Home Mortgage Disclosure Act, all other applicable fair lending laws or other laws relating to discrimination and the Bank Secrecy Act and Title III of the USA Patriot Act), and neither the Company nor any of its subsidiaries has received any written or oral communication from any Governmental Entity asserting that the Company or any of its subsidiaries is not in compliance with any statute, law, rule, regulation, decision, directive or order that would reasonably be expected to result in a Material Adverse Effect.

(xxi)    There are no legal or governmental actions or suits, investigations, inquiries or proceedings before or by any court or Government Entity, now pending or, to the knowledge of the Company, threatened, to which the Company or any of its subsidiaries is a party or of which any property of the Company or any of its subsidiaries is the subject (A) that is required to be disclosed in the Registration Statement by the 1933 Act or the 1933 Act Regulations and is not disclosed therein or (B) which, if not disclosed in the Registration Statement, if determined adversely to the Company or any of its subsidiaries, would be reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect; all pending legal or governmental proceedings to which the Company or any of its subsidiaries is a party or of which any of their property is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to their respective businesses, are not reasonably expected to result, individually or in the aggregate, in a Material Adverse Effect, and there are no contracts or documents of the Company or any of its subsidiaries which would be required by the 1933 Act or the 1933 Act Regulations to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described or filed.

(xxii)    Each of the Company and its subsidiaries (A) possesses all permits, licenses, approvals, consents and other authorizations (collectively, “Governmental Licenses”) of any Governmental Entity, (B) has made all filings, applications and registrations with, any Governmental Entity necessary to permit the Company or such subsidiary to conduct the business now operated by the Company or such subsidiary, and (C) is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure to so possess, file, apply, register or comply would not, individually or in the aggregate, have a Material Adverse Effect. All of the Governmental Licenses currently held by the Company or any of its subsidiaries are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, individually or in the aggregate, have a Material Adverse Effect, and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such material Governmental Licenses. Neither the Company nor any its subsidiaries have failed to file with applicable regulatory authorities any statement, report, information or form required by any applicable law, regulation or order, except where the failure to so file in compliance would not, individually or in the aggregate, have a Material Adverse Effect; all such filings were in compliance in all material respects with applicable laws when filed and no material deficiencies have been asserted in writing by any regulatory commission, agency or authority with respect to any such filings or submissions.

(xxiii)    Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus and except as would not, individually or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of any federal, state or local statute, law, rule, regulation, ordinance, or code or any applicable judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”) or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, “Environmental Laws”), (B) each of the Company and its subsidiaries has all permits, authorizations and approvals required to be held by it under any applicable Environmental Laws and each such of the Company and its subsidiaries are in compliance with the requirements of each such permit, authorization and approval held by it, (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries, and (D) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or Governmental Entity, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

(xxiv)    The Company and each of its subsidiaries own or possess adequate rights to use or can acquire on reasonable terms ownership or rights to use all patents, patent applications, patent rights, licenses, trademarks, service marks, trade names, trademark registrations, service mark registrations, copyrights and know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures and excluding generally commercially available “off the shelf” software programs licensed pursuant to shrink wrap or “click and accept” licenses) and licenses (collectively, “Intellectual Property”) necessary for the conduct of their respective businesses, except in each case where the failure to own or possess such rights would not, individually or in the aggregate, result in a Material Adverse Effect, and have not received any notice of any claim of infringement or conflict with, any such rights of others or any facts or circumstances that would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, except in each case where such infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, individually or in the aggregate, would not result in a Material Adverse Effect.

(xxv)    No relationship, direct or indirect, exists between or among the Company or any of its subsidiaries on the one hand, and the directors, officers, shareholders, customers or suppliers of the Company or any of its subsidiaries on the other hand, which is required to be disclosed in the Registration Statement and the Prospectus by the 1933 Act or the 1933 Act Regulations which has not been so disclosed.

(xxvi)    Neither the Company nor any of its subsidiaries is, or after giving effect to the offering and sale of the Shares, and after receipt of payment for the Shares and the application of the net proceeds as described in each of the Registration Statement, the General Disclosure Package and the Prospectus, will be an “investment company,” as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”).

(xxvii)    The Company is in compliance in all material respects with the provisions of the Sarbanes-Oxley Act and the rules and regulations of the Commission thereunder applicable to the Company and the Company is in compliance in all material respects with the applicable rules and regulations of NASDAQ. The Company has taken no action designed to, or likely to have the effect of, terminating the listing of the Company’s common stock on the NASDAQ Global Select Market, nor has the Company received notification that NASDAQ is contemplating terminating such listing. There is no requirement to receive the approval of the NASDAQ for the Shares to be listed on the NASDAQ Global Select Market.

(xxviii)     Neither the Company nor any of its subsidiaries, nor any affiliates of the Company or its subsidiaries, has taken or will take, directly or indirectly, any action designed to or that would be reasonably expected to cause or result in stabilization or manipulation of the price of any securities of the Company to facilitate the sale or resale of the Shares.

(xxix)    None of the Company, its subsidiaries and, to the knowledge of the Company, their respective directors, officers, employees and agents and other persons, in each case, acting on behalf of the Company or any of its subsidiaries has (A) used any corporate funds of the Company or any of its subsidiaries for any unlawful contribution, gift, entertainment or other unlawful expense relating to political activity, (B) made any direct or indirect unlawful payment to any foreign or domestic government official or employee from corporate funds of the Company or any of its subsidiaries, (C) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, or (D) made any bribe, illegal rebate, payoff, influence payment, kickback or other unlawful payment, (E) materially violated applicable privacy of customer information requirements contained in any federal or state privacy act laws and regulations; or (F) made any payment of funds to the Company or any of its subsidiaries or received or retained funds in violation of any law, rule or regulation, which payment, receipt or retention of funds is of a character required to be disclosed in each of the Registration Statement, General Disclosure Package and the Prospectus, that is not described in each of the Registration Statement, General Disclosure Package and the Prospectus as required.

(xxx)    The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management’s general or specific authorization, (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets, (C) access to assets is permitted only in accordance with management’s general or specific authorization, and (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and each of its subsidiaries maintain a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) and Rule 15d-15(f) under the 1934 Act), that complies with the requirements of the 1934 Act, as applicable to them; the Company’s internal control over financial reporting is effective; and since the end of the Company’s most recent audited fiscal year, there has been (X) no material weakness in the Company’s internal control over financial reporting (whether or not remediated) and (Y) no change in the Company’s internal control over financial reporting that has materially affected adversely, or is reasonably likely to materially affect adversely, the Company’s internal control over financial reporting.

(xxxi)    The Company maintains “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) and Rule 15d-15(f) under the 1934 Act) that comply with the requirements of the 1934 Act that are applicable to an issuer that has a class of securities registered under Section 12 of the 1934 Act.

(xxii)    None of the Company, the Bank and any of their subsidiaries is in violation of any order or directive from the FRB, the NYDFS, the FDIC, the Commission or any regulatory authority to make any material change in the method of conducting its respective businesses. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, neither the Company nor any of its subsidiaries is subject or is party to, or has received any notice or advice that any of them may become subject or party to, any investigation with respect to, any corrective, suspension or cease-and-desist order, agreement, consent agreement, memorandum of understanding or other regulatory enforcement action, proceeding or order with or by, or is a party to any commitment letter, or is subject to any directive by, or has been a recipient of any supervisory letter from any Regulatory Agency (as defined below) that, in each case, currently relates to or restricts in any respect the conduct of their business or that in any manner relates to capital adequacy, credit policies or management, nor at the request or direction of any Regulatory Agency has the Company or any of its subsidiaries adopted any board resolution that is reasonably likely to have a Material Adverse Effect (each, a “Regulatory Agreement”), nor has the Company or any of its subsidiaries been advised by any Regulatory Agency that such Regulatory Agency is considering issuing or requesting any such Regulatory Agreement or any such Regulatory Agreement is pending or, to the knowledge of the Company, threatened. Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the Company and its subsidiaries are each in compliance with any Regulatory Agreements, and there is no unresolved violation, criticism or exception by any Regulatory Agency with respect to any report or statement relating to any examinations of the Company or any of its subsidiaries which, in the reasonable judgment of the Company, currently results in or is expected to result in a Material Adverse Effect. As used herein, the term “Regulatory Agency” means any Governmental Entity having supervisory or regulatory authority with respect to the Company or any of its subsidiaries, including, but not limited to, any federal or state agency charged with the supervision or regulation of depositary institutions or holding companies of depositary institutions, or engaged in the insurance of depositary institution deposits.

(xxxiii)     Each “employee benefit plan” (as defined under the Employee Retirement Income Security Act of 1974, as amended, and the regulations and published interpretations thereunder (collectively, “ERISA”)) established or maintained by the Company, its subsidiaries or their “ERISA Affiliates” (as defined below) is in compliance with ERISA, except where the failure to be in compliance with ERISA would not result in a Material Adverse Effect. “ERISA Affiliate” means, with respect to the Company or a subsidiary, any member of any group of organizations described in Section 414(b), (c), (m) or (o) of the Internal Revenue Code of 1986, as amended, and the regulations and published interpretations thereunder (the “Code”) of which the Company or such subsidiary is a member. No “reportable event” (as defined under ERISA) has occurred or is reasonably expected to occur with respect to any “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates. The fair market value of the assets of each ERISA Affiliate defined benefit pension plan exceeds the present value of such plan’s “benefit liabilities” (as defined in Section 4001(a)(16) of ERISA), and no ERISA Affiliate defined benefit pension plan has an “accumulated funding deficiency” (as defined in Section 302 of ERISA). None of the Company, its subsidiaries nor any of their ERISA Affiliates has incurred or reasonably expects to incur any liability under (A) Title IV of ERISA with respect to termination of, or withdrawal from, any “employee benefit plan” or (B) Sections 412, 4971 or 4975 of the Code. Each “employee benefit plan” established or maintained by the Company, its subsidiaries or any of their ERISA Affiliates that is intended to be qualified under Section 401(a) of the Code has received a favorable determination or opinion letter from the Internal Revenue Service regarding its qualification under such section and, to the knowledge of the Company, its subsidiaries and its ERISA affiliates, nothing has occurred whether by action or failure to act, which would cause the loss of such qualification.

(xxxiv)     The Company and its subsidiaries, taken as a whole, are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as the Company reasonably believes are prudent and customary in the business in which the Company and its subsidiaries are engaged. Neither the Company nor any of its subsidiaries has any reason to believe that it will not be able to obtain insurance coverage from insurers similar to their current insurers as may be necessary to continue its business at a cost that would not have a Material Adverse Effect. To the knowledge of the Company, neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied in any instance in which such insurance coverage was offered by the carrier from which the Company or such subsidiary sought such coverage or to which it applied for such coverage.

(xxxv)    At the Delivery Date, all stock transfer or other taxes (other than income taxes) that are required to be paid in connection with the sale and transfer of the Shares will have been fully paid or provided for by the Company and all laws imposing taxes will have been fully complied with.

(xxxvi)     The Company and its subsidiaries have (i) filed all necessary federal, state and foreign income and franchise tax returns that they are required to have filed or have properly requested extensions of the deadline for the filing therefor and all such tax returns as filed are true, complete and correct in all material respects and (ii) have paid all taxes required to be paid by any of them, other than such taxes as may be paid at a later date without any penalty or fine and except for any such tax, assessment, fine or penalty that is currently being contested in good faith by appropriate actions and except for such taxes, assessments, fines or penalties, the nonpayment or late payment of which would not, individually or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(xxxvii) No labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, which, in any case, would reasonably be expected to result in a Material Adverse Effect.

(xxxviii) Except as disclosed in the Registration Statement, the General Disclosure Package and the Prospectus, the operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, money laundering statutes applicable to the Company and its subsidiaries, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries with respect to the Money Laundering Laws is pending or, to the knowledge of the Company, threatened.

(xxxix)     The Company has not distributed and, prior to the later to occur of (i) the Delivery Date and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the offering and sale of the Shares other than the Prospectus and, subject to compliance with the terms and conditions herein, any Issuer-Represented Free Writing Prospectus.

(xxxvii) No forward-looking statement (within the meaning of Section 27A of the 1933 Act and Section 21E of the 1934 Act) contained in the Registration Statement, the General Disclosure Package, the Prospectus and any Issuer-Represented Free Writing Prospectus has been made or reaffirmed without a reasonable basis or has been disclosed other than in good faith.

(xxxviii) Neither the Company nor any of its subsidiaries has participated in any reportable transaction, as defined in Treasury Regulation Section 1.6011-(4)(b)(1).

(xxxix) Each of the Company and its subsidiaries has good and marketable title to all securities held by it (except securities sold under repurchase agreements, pledged to secure deposits or derivative contracts or held in any fiduciary or agency capacity) free and clear of any lien, claim, charge, option, encumbrance, mortgage, pledge or security interest or other restriction of any kind, except to the extent such securities are pledged in the ordinary course of business consistent with prudent business practices to secure obligations of the Company or any of its subsidiaries and except for such defects in title or liens, claims, charges, options, encumbrances, mortgages, pledges or security interests or other restrictions of any kind that would not, individually or in the aggregate, result in a Material Adverse Effect. The value of such securities as reflected in the accounting records of the Company and its subsidiaries has been determined in accordance with GAAP.

(xl)    Any and all material swaps, caps, floors, futures, forward contracts, option agreements (other than employee stock options) and other derivative financial instruments, contracts or arrangements, whether entered into for the account of the Company or one of its subsidiaries or for the account of a customer of the Company or one of its subsidiaries, were entered into in the ordinary course of business and in accordance with prudent business practice and applicable laws, rules, regulations and policies of all applicable regulatory agencies and with counterparties believed to be financially responsible at the time of execution of such instruments, contracts or arrangements. The Company and each of its subsidiaries have duly performed all of their respective obligations thereunder to the extent that such obligations to perform have accrued, and there are no breaches, violations or defaults or allegations or assertions of such by any party thereunder, except for such breaches, violations, defaults, allegations or assertions that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.

(xli)    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee or affiliate of the Company is (a) currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”); or (b) located, organized or resident in a country or territory that is the subject of such sanctions (including, without limitation, Crimea, Cuba, Iran, North Korea, Sudan and Syria). The Company will not, directly or indirectly, use the proceeds of the offering contemplated hereby, or lend, contribute or otherwise make available such proceeds to any of its subsidiaries, any joint venture partner of the Company or any of its subsidiaries or any other person or entity, for the purpose of financing the activities of any person, or engage in dealings or transactions with any person, or in any country, or territory, subject to any U.S. sanctions administered by OFAC in violation of such sanctions.

(xlii)    Except as described in the Registration Statement, General Disclosure Package or the Prospectus, there are no material off-balance sheet transactions, arrangements, obligations (including contingent obligations), or any other relationships with unconsolidated entities or other persons to which the Company or any of its subsidiaries is a party, that would reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

(xliii)    To the knowledge of the Company, after due inquiry, there are no affiliations with any FINRA member firm among the Company’s officers, directors, or principal shareholders, except as set forth in the Registration Statement, the General Disclosure Package and the Prospectus, or as otherwise disclosed in writing to the Agent.

(b)     The Bank represents and warrants to the Agent, as of the date hereof, each Representation Date (as defined in Section 5(o) below), each Applicable Time (as defined to in

Section 1(a)(v) hereof) and each Delivery Date (as defined in Section 2(i) below), and agrees with the Agent, as follows:

(i)    The Bank has been duly chartered and is validly existing as a New York-chartered bank in good standing under the laws of the jurisdiction of its organization, with the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement. The Bank is the only depository institution subsidiary of the Company and the Bank is a member in good standing of the Federal Home Loan Bank System. The Bank is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to so qualify or to be in good standing would not reasonably be expected to result in a Material Adverse Effect. The activities of the Bank and its subsidiaries are permitted under the laws and regulations of the State of New York and the deposit accounts in the Bank are insured up to the applicable limits by the FDIC and no proceeding for the termination or revocation of such insurance is pending or, to the knowledge of the Bank, threatened against the Bank.

(ii)    The Bank is not in violation of its articles of incorporation or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it or any of its properties may be bound or to which any of the property or assets of the Bank is subject except for such defaults that would not be expected to result in a Material Adverse Effect. This Agreement has been duly authorized, executed and delivered by the Bank and, when duly executed by the Agent, will constitute the valid and binding agreement of the Bank, enforceable against the Bank in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors’ rights generally or by general equitable principles and except as any indemnification or contribution provisions thereof may be limited under applicable securities, banking laws and public policy considerations. The Bank has the full power and authority to enter into this Agreement.

(iii) The execution and delivery of this Agreement by the Bank and the compliance and performance by the Bank with the provisions of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary corporate action on the part of the Bank and do not and will not, whether with or without the giving of notice or passage or time or both, conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default or result in a Repayment Event under, any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Bank or any of its subsidiaries is a party or by which the Bank or any of its subsidiaries is bound or to which any of the property or assets of the Bank or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the articles of association or bylaws of the Bank or any statute or any order, rule or regulation of any Governmental Entity having jurisdiction over the Bank or any of its subsidiaries or any of their properties, except for those conflicts, breaches, violations, defaults or Repayment Events that would not result in a Material Adverse Effect.

(c)     Any certificate signed by an officer of the Company or the Bank and delivered to the Agent in connection with the offering of Shares shall be deemed to be a representation and warranty by the Company and/or the Bank, as applicable, to the Agent as to the matters set forth therein.

2.     (a) On the basis of the representations, warranties and agreements herein contained and subject to the terms and conditions set forth herein, upon the Agent’s acceptance of the terms of a Placement Notice (as defined in Section 2(b) below) or such other instructions provided by the Company to the Agent pursuant to Section 2(b) or upon receipt by the Agent of an Acceptance (as defined in Section 2(c) below), as the case may be, and unless the sale of the Placement Shares (as defined in Section 2(b) below) described therein has been declined, suspended or otherwise terminated in accordance with the terms of this Agreement, the Company agrees to issue and sell through the Agent, as sales agent, and the Agent agrees, subject to the limitations and provisions in this Section 2 or as may otherwise be agreed to between the parties from time to time, to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell as sales agent for the Company, the Shares. Sales of the Shares, if any, through the Agent acting as sales agent will be made by means of ordinary brokers’ transactions or otherwise at market prices prevailing at the time of sale, at prices related to prevailing market prices or at negotiated prices.

(b)    The Shares are to be sold on a daily basis or otherwise as shall be agreed to by the Company and the Agent on any day that is a trading day for the NASDAQ Global Select Market (other than a day on which the NASDAQ Stock Market is scheduled to close prior to its regular weekday closing time) (each, a “Trading Day”), and the Company has instructed the Agent to make such sales. Prior to the commencement of the offering, when the Company wishes to issue and sell the Shares hereunder, it will notify the Agent at least one “business day,” as defined in Rule 100 of Regulation M of the 1933 Act Regulations (a “Regulation M Business Day”), to the extent Regulation M is applicable to the Company, prior to the Trading Day on which sales are desired to commence by e-mail notice (or other method mutually agreed to in writing by the parties) containing the parameters in accordance with which it desires the Shares to be sold, which shall at a minimum include the number of Shares desired to be issued (the “Placement Shares”), a form of which is attached hereto as Annex I (a “Placement Notice”). The Placement Notice shall originate from any of the individuals from the Company set forth on Schedule I (with a copy to each of the other individuals from the Company listed on such schedule), and shall be addressed to each of the individuals from the Agent set forth on Schedule I, as such Schedule I may be amended from time to time. On any Trading Day that the Company wishes to issue and sell the Shares hereunder (each, a “Placement”), the Company may instruct the Agent by telephone (confirmed promptly by telecopy or email, which confirmation will be promptly acknowledged by the Agent), or such other method mutually agreed to in writing by the parties, as to the maximum number of Shares to be sold by the Agent on such day (in any event not in excess of the number available for sale under the Prospectus and the currently effective Registration Statement) and the minimum price per Share at which such Shares may be sold.

(c)    If the Agent wishes to accept such proposed terms included in the Placement Notice (which it may decline to do for any reason in its sole discretion) or, following discussion with the Company, wishes to accept amended terms, the Agent will, prior to 4:30 p.m. (New York City Time) on the business day following the business day on which such

Placement Notice is delivered to the Agent, issue to the Company a notice by e-mail (or other method mutually agreed to in writing by the parties) addressed to all of the individuals from the Company and Agent set forth on Schedule I) setting forth the terms that the Agent is willing to accept. Where the terms provided in the Placement Notice are amended as provided for in the immediately preceding sentence, such terms will not be binding on the Company or the Agent until the Company delivers to the Agent an acceptance by e-mail (or other method mutually agreed to in writing by the parties) of all of the terms of such Placement Notice, as amended (the “Acceptance”), which e-mail shall be addressed to all of the individuals from the Company and the Agent set forth on Schedule I. The Placement Notice (as amended by the corresponding Acceptance, if applicable) shall be effective upon receipt by the Company of the Agent’s acceptance of the terms of the Placement Notice or upon receipt by the Agent of the Company’s Acceptance, as the case may be, unless and until (i) the entire amount of the Placement Shares has been sold, (ii) in accordance with the notice requirements set forth in the second sentence of Section 2(d) below, the Company terminates the Placement Notice, (iii) the Company issues a subsequent Placement Notice with parameters superseding those on the earlier dated Placement Notice, (iv) this Agreement has been terminated under the provisions of Section 9 or (v) either party shall have suspended the sale of the Placement Shares in accordance with the terms of this Agreement. It is expressly acknowledged and agreed that neither the Company nor the Agent will have any obligation whatsoever with respect to a Placement or any Placement Shares unless and until the Company delivers a Placement Notice to the Agent and either (i) the Agent accepts the terms of such Placement Notice or (ii) where the terms of such Placement Notice are amended, the Company accepts such amended terms by means of an Acceptance pursuant to the terms set forth above, and then only upon the terms specified in the Placement Notice (as amended by the corresponding Acceptance, if applicable) and herein. In the event of a conflict between the terms of this Agreement and the terms of a Placement Notice (as amended by the corresponding Acceptance, if applicable), the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) will control.

(d)    Notwithstanding the foregoing, the Company shall not authorize the issuance and sale of, and the Agent shall not be obligated to use its commercially reasonable efforts to sell, any Shares (i) at a price lower than the minimum price therefor authorized from time to time, or (ii) in a number in excess of the aggregate number of shares or gross sale price of Shares authorized from time to time to be issued and sold under this Agreement, in each case, by the Company’s board of directors (the “Board”) or a duly authorized committee or subcommittee thereof (the “Designated Subcommittee”), and notified to the Agent in writing. In addition, the Company or the Agent may, upon notice to the other party hereto by telephone (confirmed promptly by e-mail to those individuals specified on Schedule I), suspend or terminate the offering of the Shares for any reason and at any time; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder or which an investor has agreed to purchase but which have not been delivered by the Company and paid for by such investor as contemplated hereby, prior to the giving of such notice.

(e)    Under no circumstances shall the aggregate gross sale price or number of Shares sold pursuant to this Agreement exceed the aggregate gross sale price or number of shares, as the case may be, of Common Stock (i) set forth in the preamble paragraph of this Agreement, (ii) available for issuance under the Prospectus and the then currently effective Registration

Statement or (iii) authorized from time to time to be issued and sold under this Agreement by the Board or the Designated Subcommittee and notified to the Agent in writing. In addition, under no circumstances shall any Shares be sold at a price lower than the minimum price therefor authorized from time to time by the Board or the Designated Subcommittee and notified to the Agent in writing. The Agent covenants and agrees not to make any sales of the Shares on behalf of the Company other than as permitted by the terms of this Agreement.

(f)    Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) or such other instructions provided by the Company to the Agent pursuant to Section 2(b), the Agent may sell Placement Shares by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 of the Act, including without limitation sales made directly on the NASDAQ Global Select Market, on any other existing trading market for the Common Stock or to or through a market maker. Subject to the terms of the Placement Notice (as amended by the corresponding Acceptance, if applicable) or such other instruction provided by the Company to the Agent pursuant to Section 2(b), the Agent may also sell Placement Shares by any other method permitted by law, including but not limited to privately negotiated transactions subject to the approval of the Company. Notwithstanding anything to the contrary herein and for a period of time beginning one Regulation M Business Day prior to the time when the first sale pursuant to a Placement Notice occurs, to the extent Regulation M is applicable, and continuing through the time such Placement Notice is in effect, the Agent agrees that in no event will it or any of its affiliates engage in any market making, stabilization or other market or trading activity with regard to the Shares if such activity would be prohibited under Regulation M or other anti-manipulation rules under the 1933 Act or the 1934 Act.

(g)    The compensation payable to the Agent for sales of Shares shall be equal to 3.0% of the aggregate purchase price of the Shares sold in the offering. The remaining proceeds, after further deduction for any transaction fees, transfer taxes or other similar fees, taxes or charges imposed by any federal, state, local or other governmental, regulatory or self-regulatory organization in respect of such sales, shall constitute the net proceeds to the Company for such Shares (the “Net Proceeds”). The Agent shall notify the Company as promptly as practicable if any deduction described in the preceding sentence will be required.

(h)    The Agent shall provide written confirmation (which may be by e-mail) to the Company following the close of trading on the NASDAQ Global Select Market each day on which Shares are sold under this Agreement setting forth the number of Shares sold on such day, the gross sales prices of the Shares, the volume weighted average price for all sales of the Company’s common stock (including the sale of the Shares pursuant to this Agreement) on such day, the Net Proceeds to the Company and the compensation payable by the Company to the Agent under this Agreement with respect to such sales.

(i)    Settlement for sales of Shares will occur on the third business day that is also a Trading Day following the trade date on which such sales are made, unless another date shall be agreed to by the Company and the Agent (each such day, a “Delivery Date”). On each Delivery Date, the Shares sold through the Agent for settlement on such date shall be delivered by the Company to the Agent against payment of the Net Proceeds from the sale of such Shares. Settlement for all Shares shall be effected by book-entry delivery of Shares to the Agent’s account at The Depository Trust Company against payment by the Agent of the Net Proceeds from the sale of such Shares in same day funds delivered to an account designated by the Company. If the Company or its transfer agent (if applicable) shall default on its obligation to deliver Shares on any Delivery Date, the Company shall (A) indemnify and hold the Agent harmless against any loss, claim or damage arising from or as a result of such default by the Company and (B) pay the Agent any commission to which it would otherwise be entitled absent such default. If the Agent breaches this Agreement by failing to deliver the applicable Net Proceeds on any Delivery Date for Shares delivered by the Company, the Agent will pay the Company interest based on the effective overnight federal funds rate until such Net Proceeds, together with such interest, have been fully paid.

(j)    The Company agrees that any offer to sell, any solicitation of an offer to buy, or any sales of Shares or any other equity security of the Company shall only be effected by or through the Agent, from the period beginning one Regulation M Business Day prior to the time when the first sale pursuant to a Placement Notice occurs, to the extent Regulation M is applicable, and continuing through the time such Placement Notice is in effect; provided, however, that the foregoing limitation shall not apply to (i) exercise of any option, warrant, right or any conversion privilege set forth in the instrument governing such security or any other security of the Company or (ii) sales solely to employees or security holders of the Company or its Subsidiaries, or to a trustee or other person acquiring such securities for the accounts of such persons.

(k)    The Company consents to the Agent trading in the Common Stock for the Agent’s own account and for the account of its clients at the same time as sales of the Shares occur pursuant to this Agreement or pursuant to a Terms Agreement.

(l)    The Company acknowledges and agrees that (i) there can be no assurance that the Agent will be successful in selling Shares, (ii) the Agent may not solicit any offers to buy the Shares, (iii) the Agent will incur no liability or obligation to the Company or any other person or entity if it does not sell Shares for any reason other than a failure by the Agent to use its commercially reasonable efforts consistent with its normal trading and sales practices to sell such Shares as required under this Section 2, subject to the limitations and provisions in this Section 2 or as may otherwise be agreed to between the parties from time to time and (iv) the Agent shall be under no obligation to purchase Shares on a principal basis pursuant to this Agreement, except as otherwise agreed by the Agent and the Company in a Terms Agreement.

(m)    At each Applicable Time, each Delivery Date and each Representation Date, the Company and the Bank shall be deemed to have affirmed each representation, warranty, covenant and other agreement contained in this Agreement.

3.     (a) If the Company wishes to issue and sell the Shares other than as set forth in Section 2 of this Agreement (an “Alternative Placement”), it will notify the Agent of the proposed terms of such Alternative Placement. If the Agent, acting as principal or agent, wishes to accept such proposed terms and the Company wishes to enter into an Alternative Placement with the Agent (which it may decline to do for any reason in its sole discretion) or, following discussions with the Company wishes to accept amended terms, then the Agent and the Company will enter into a Terms Agreement, setting forth the terms of such Alternative Placement.

(b)    The terms set forth in a Terms Agreement will not be binding on the Company or the Agent unless and until the Company and the Agent have each executed such Terms Agreement accepting all of the terms of such Terms Agreement. In the event of a conflict between the terms of this Agreement and the terms of a Terms Agreement, the terms of such Terms Agreement will control.

4.    (a) Notwithstanding any other provision of this Agreement, (i) the Company shall not offer or sell, or request the offer or sale of, any Shares, (ii) the Company, by notice to the Agent given by telephone (confirmed promptly by e-mail), shall cancel any instructions for the offer or sale of Shares, and (iii) the Agent shall not be obligated to offer or sell any Shares, (x) unless otherwise agreed to in writing by the parties hereto (which agreement may be contained in a Placement Notice or in such other instructions provided by the Company to the Agent pursuant to Section 2(b)) during any period in which the Company’s insider trading policy, as it exists on the date of this Agreement, would prohibit the purchases or sales of the Common Stock by its officers or directors, (y) at any time or during any period that the Company is in possession of material non-public information or (z) except as provided in Section 4(b) below, at any time from and including the date (each, an “Announcement Date”) on which the Company shall issue a press release containing, or shall otherwise publicly announce, its earnings, revenues or other results of operations (each, an “Earnings Announcement”) through and including the time that is twenty-four (24) hours after the time that the Company files (a “Filing Time”) a Quarterly Report on Form 10-Q or an Annual Report on Form 10-K that includes consolidated financial statements as of and for the same period or periods, as the case may be, covered by such Earnings Announcement. For purposes of this Section 4(a) and Section 4(b) below, references to “twenty-four (24) hours” shall exclude any hours in a day that is not a business day.

(b)    If the Company wishes to offer or sell Shares on any date during the period from and including an Announcement Date through and including the time that is twenty-four (24) hours after the corresponding Filing Time, the Company shall (i) prepare and deliver to the Agent (with a copy to counsel to the Agent) a Current Report on Form 8-K which shall include substantially the same financial and related information as was set forth in the relevant Earnings Announcement (other than any earnings projections or similar forward-looking data) (each, an “Earnings 8-K”), in form and substance reasonably satisfactory to the Agent, and obtain the consent of the Agent to the filing thereof (such consent not to be unreasonably withheld or delayed), (ii) provide the Agent with the officers’ certificate and accountants’ letter called for by Section 5(o) and Section 5(q), respectively, and (iii) file such Earnings 8-K with the Commission. If the Company fully satisfies the requirements of clauses (i) through (iii) of this Section 4(b), then the provisions of clause (ii) of Section 4(a) shall not be applicable for the period from and after the time at which the foregoing conditions shall have been satisfied (or, if later, the time that is twenty-four (24) hours after the time that the relevant Earnings Announcement was first publicly released) through and including the time that is twenty-four (24) hours after the Filing Time of the relevant Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be. For purposes of clarity, the parties hereto agree that (A) the delivery of any officers’ certificate or accountants’ letter pursuant to this Section 4(b) shall not relieve the Company from any of its obligations under this Agreement with respect to any such Quarterly Report on Form 10-Q or Annual Report on Form 10-K, as the case may be, including, without limitation, the obligation to deliver officers’ certificates, accountants’ letters and legal opinions and related letters as provided in Section 7 hereof, (B) this Section 4(b) shall in no way affect the provisions of clause (x) of Section 4(a), which shall have independent application and (C) the provisions of this Section 4(b) shall in no way affect the Company’s ability to file, subject to compliance with other applicable provisions of this Agreement, Current Reports on Form 8-K relating to earnings or other matters.

5.    The Company agrees with the Agent:

(a)    To prepare the Prospectus in a form approved by the Agent and to file such Prospectus pursuant to Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(b)(8) of the 1933 Act Regulations) not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required by Rule 430B of the 1933 Act Regulations (or, if applicable, Rule 430A of the 1933 Act Regulations); to make no further amendment or any supplement to the Registration Statement or Prospectus which shall be disapproved by the Agent promptly after reasonable notice thereof; to advise the Agent, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement or any Rule 462(b) Registration Statement has been filed or becomes effective or any supplement to the Prospectus or any amended Prospectus has been filed and to furnish the Agent with copies thereof; to advise the Agent, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Issuer-Represented Free Writing Prospectus or Prospectus, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, or of any request by the Commission for the amending or supplementing of the Registration Statement, any Issuer-Represented Free Writing Prospectus or Prospectus (in each case, including any document incorporated or deemed to be incorporated by reference therein) or for additional information; and in the event of the issuance of any stop order or of any order preventing or suspending the use of any Issuer-Represented Free Writing Prospectus or Prospectus or suspending any such qualification, promptly to use its best efforts to obtain the withdrawal of such order.

(b)    The Company will, during any period when the delivery of a prospectus is required in connection with the offering or sale of Shares (including, without limitation, pursuant to Rule 173(d) of the 1933 Act Regulations), if any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or, if for any other reason it shall be necessary to amend or supplement the Prospectus (including, without limitation, any document incorporated by reference therein) in order to comply with the 1933 Act or the 1934 Act, notify the Agent and, upon its request, file such document and prepare and furnish without charge to the Agent as many copies as the Agent may from time to time reasonably request of an amended or supplemented Prospectus (or incorporated document, as the case may be) that will correct such statement or omission or effect such compliance. Upon such notification, the Agent will cease selling the Shares on the Company’s behalf pursuant to this Agreement and suspend the use of the Prospectus until such amendment or supplement is filed; provided, however, that such suspension or termination shall not affect or impair the parties’ respective obligations with respect to the Shares sold hereunder or which an investor has agreed to purchase but which has not been delivered by the Company and paid for by such investor as contemplated hereby, prior to the giving of such notice.

(c)    The Company represents and agrees that, unless it obtains the prior written consent of the Agent, and the Agent represents and agrees that, unless it obtains the prior written consent of the Company, it has not made and will not make any offer relating to the Shares that would constitute an “issuer free writing prospectus,” as defined in Rule 433 of the 1933 Act Regulations, or that would otherwise constitute a “free writing prospectus,” as defined in Rule 405 of the 1933 Act Regulations, required to be filed with the Commission. Any such free writing prospectus consented to by the Company and the Agent is hereinafter referred to as a “Permitted Free Writing Prospectus.” The Company represents that it has treated and agrees that it will treat each Permitted Free Writing Prospectus as an “issuer free writing prospectus,” as defined in Rule 433, and has complied and will comply with the requirements of Rule 433 applicable to any Permitted Free Writing Prospectus, including timely filing with the Commission where required, legending and record keeping. The Company represents that it has satisfied the conditions in Rule 433 to avoid a requirement to file with the Commission any electronic road show.

(d)     Promptly from time to time, to take such action as the Agent may reasonably request to qualify the Shares for offering and sale under the securities laws of such states and other jurisdictions as the Agent may reasonably request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation or to file a general consent to service of process in any jurisdiction or subject itself to taxation in any such jurisdiction if it is otherwise not so subject.

(e)        Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement during the period in which a prospectus is required to be delivered under the 1933 Act or the 1934 Act in connection with any sale of Shares (including, without limitation, pursuant to Rule 173(d) of the 1933 Act Regulations), to furnish the Agent with copies of the Prospectus in New York City in such quantities as the Agent may from time to time reasonably request, and, if the delivery of a prospectus is required at any time prior to the expiration of nine (9) months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus is delivered, not misleading, or, if for any other reason it shall be necessary during such period to amend or supplement the Prospectus in order to comply with the 1933 Act or the 1933 Act Regulations, to notify the Agent and upon its request to prepare and furnish without charge to the Agent and to any dealer in securities as many copies as the Agent may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance, and in case the Agent is required to deliver a prospectus in connection with sales of any of the Shares at any time nine (9) months or more after the time of issue of the Prospectus, upon its request, to prepare and deliver to the Agent as many copies as the Agent may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the 1933 Act.

(f)    To make generally available to its securityholders as soon as practicable, an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the 1933 Act and the 1933 Act Regulations (including Rule 158).

(g)    Until completion of the distribution of the Shares or such time as the Company is no longer subject to the requirements of the 1934 Act, the Company will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

(h)    During a period of five (5) years from the date of the latest effective date of the Registration Statement, to furnish to the Agent copies of all reports or other communications (financial or other) furnished to shareholders, and to deliver to the Agent as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; provided, however, that any such reports or communications that have been furnished or filed with the Commission and are available on its EDGAR system, or successor filings system thereto, shall be deemed to have been furnished to the Agent.

(i)    To use the net proceeds received by it from the sale of the Shares pursuant to this Agreement in the manner specified in each of the General Disclosure Package and the Prospectus under the caption “Use of Proceeds”.

(j)    If the Company elects to rely on Rule 462(b) of the 1933 Act Regulations, the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) of the 1933 Act Regulations by 10:00 p.m., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) of the 1933 Act Regulations.

(k)    The Company will comply with all requirements of the NASDAQ Global Select Market with respect to the issuance of the Shares and will use its reasonable best efforts to cause the Shares to be listed on the NASDAQ Global Select Market and will file with the NASDAQ Global Select Market all documents and notices required by the NASDAQ Global Select Market of companies that have securities that are traded on the NASDAQ Global Select Market to effect such listing.

(l)    If applicable, to file with the Commission such information on Form 10-K or Form 10-Q as may be required by Rule 463 of the 1933 Act Regulations.

(m)    To comply, and to use its reasonable best efforts to cause the Company’s directors and officers, in their capacities as such, to comply, in all material respects, with all effective applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations thereunder.

(n)    The Company will reasonably cooperate on a timely basis with any reasonable due diligence request from, or review conducted by, the Agent or its counsel from time to time in connection with offers and sales of Shares, including, without limitation, and upon reasonable notice, providing information and making available documents and appropriate corporate officers, during regular business hours and at the Company’s principal offices and/or by telephone, as the Agent or its counsel may reasonably request (each such process, a “Due Diligence Process”).

(o)    Upon the commencement of the period during which Shares are to be sold as instructed by the Company under the applicable Placement Notice (as amended by the corresponding Acceptance if applicable) given hereunder and during the pendency thereof, promptly after each (i) date the Registration Statement or the Prospectus shall be amended or supplemented (other than (1) by an amendment or supplement providing solely for the determination of the terms of the Shares, (2) in connection with the filing of any report or other document under Section 13, 14 or 15(d) of the 1934 Act or (3) by a prospectus supplement relating to the offering of other securities (including, without limitation, other shares of Common Stock)) (each such date, a “Registration Statement Amendment Date”) and (ii) date on which the Company shall file (x) an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Earnings 8-K or (y) an amendment to any such document (each such date, a “Company Periodic Report Date”) (each of the date of the commencement of the offering of Shares under this Agreement and each Registration Statement Amendment Date and Company Periodic Report Date is hereinafter referred to as a “Representation Date”), the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent) a certificate dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q or Earnings 8-K or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q, Earnings 8-K or amendment thereto, as the case may be), in a form reasonably satisfactory to the Agent to the effect that the statements contained in the certificates referred to in Section 7(i) and (j) of this Agreement which was last furnished to the Agent are true and correct as of the date of such certificate as though made at and as of the date of such certificate (except that such statements shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate) or, in lieu of such certificates, a certificate of the same tenor as the certificates referred to in Section 7(i) and (j), but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such certificate. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(p)    Upon the commencement of the period during which Shares are to be sold as instructed by the Company under the applicable Placement Notice (as amended by the corresponding Acceptance if applicable) given hereunder and during the pendency thereof, and promptly after a Representation Date, the Company will furnish or cause to be furnished to the Agent (with a copy to counsel to the Agent), unless the Agent otherwise agrees in writing, the written opinion and letter of counsel to the Company, dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K or Quarterly Report on Form 10-Q or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q or amendment thereto, as the case may be), in a form and substance reasonably satisfactory to the Agent and its counsel, of the same tenor as the opinions and letters referred to in Section 7(c) of this Agreement, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such opinion and letter or, in lieu of such opinion and letter, counsel last furnishing any such opinion and letter to the Agent shall furnish the Agent with a letter substantially to the effect that the Agent may rely on such counsel’s last opinion and letter to the same extent as though each were dated the date of such letter authorizing reliance (except that statements in such last opinion and letter shall be deemed to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter authorizing reliance). As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time. Solely for the purposes of this paragraph, the term “Representation Date” shall not include the date of filing of any Earnings 8-K or any amendment thereto.

(q)    Upon the commencement of the period during which Shares are to be sold as instructed by the Company under the applicable Placement Notice (as amended by the corresponding Acceptance if applicable) given hereunder and during the pendency thereof, and promptly after a Representation Date, the Company will cause KPMG, LLP, or other independent accountants reasonably satisfactory to the Agent, to furnish to the Agent (with a copy to counsel to the Agent), unless the Agent otherwise agrees in writing, a letter, dated such Representation Date (or, in the case of an amendment or supplement to the Registration Statement or the Prospectus (including, without limitation, by the filing of an Annual Report on Form 10-K, Quarterly Report on Form 10-Q, Earnings 8-K or any amendment thereto), the date of the effectiveness of such amendment to the Registration Statement or the date of filing with the Commission of such supplement or any such Form 10-K, Form 10-Q, Earnings 8-K or any amendment thereto, as the case may be), in form reasonably satisfactory to the Agent and its counsel, of the same tenor as the letter referred to in Section 7(d) hereof, but modified as necessary to relate to the Registration Statement, the Prospectus and the General Disclosure Package as amended and supplemented to the date of such letter. As used in this paragraph, to the extent there shall be an Applicable Time on or following the applicable Representation Date, “promptly” shall be deemed to be on or prior to the next succeeding Applicable Time.

(r)    The Company will not, and will cause its Subsidiaries not to, and use reasonable efforts to cause its affiliates and any person acting on their behalf not to, directly or indirectly, (i) take any action designed to or that has constituted or that reasonably would be expected to cause or result in the stabilization or manipulation of the price of any security of the Company or (ii) sell, bid for or purchase the Shares to be issued and sold pursuant to this Agreement, or pay anyone any compensation for soliciting purchases of the Shares to be issued and sold pursuant to this Agreement other than the Agent.

(s)    During the pendency of any Placement Notice (as amended by the corresponding Acceptance, if applicable) given hereunder, (i) the Company shall provide the Agent notice no less than one Regulation M Business Day, to the extent Regulation M is applicable, before it or any of its subsidiaries or any person acting on their behalf, directly or indirectly, offers to sell, contracts to sell, sells, grants any option to sell or otherwise disposes of any Common Stock (other than Placement Shares offered pursuant to the provisions of this

Agreement) or securities convertible into or exchangeable for Common Stock, warrants or any rights to purchase or acquire Common Stock; provided, that no such restriction shall apply in connection with (1) the issuance, grant or sale of Common Stock, options to purchase Common Stock, restricted stock units for Common Stock or Common Stock issuable upon the exercise of options or other equity awards pursuant to any stock option, stock bonus or other stock or compensatory plan or arrangement described in the Prospectus or (2) the issuance or sale of Common Stock pursuant to any dividend reinvestment plan that the Company may adopt from time to time, provided the implementation of such is disclosed to the Agent in advance; (ii) the Company shall not, and shall cause any affiliated purchasers (as defined in Rule 100 of Regulation M of the 1933 Act Regulations) of the Company to not, bid for, purchase or induce any other persons to bid for or purchase Shares; and (iii) the Company shall provide the Agent notice no less than one Regulation M Business Day, to the extent Regulation M is applicable, before it or any of its subsidiaries or affiliates or any person acting on their behalf engages in any special selling efforts or selling methods with regard to Shares, including but not limited to presenting at any investor conference or other similar meeting where potential investors may be present.

6.    The Company covenants and agrees with the Agent that the Company will pay or cause to be paid the following, whether or not the transactions contemplated herein are completed (regardless of whether the sale of the Shares is consummated): (i) the reasonable out-of-pocket expenses incurred by the Agent in connection with its engagement, including without limitation, outside legal fees and expenses, marketing, syndication and travel expenses; (ii) the cost of obtaining all securities and bank regulatory approvals, including any required FINRA fees, including the filing fees incident thereto; (iii) all fees and disbursements of the Company’s counsel and accountants in connection with the registration of the Shares under the 1933 Act and all other expenses in connection with the preparation, printing and filing of amendments and supplements thereto and the mailing and delivering of copies thereof to the Agent and dealers; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities as provided in Section 5(d) hereof, including the fees and disbursements of counsel for the Agent in connection with such qualification and in connection with the Blue Sky survey (which counsel’s legal fees would be subject to the cap in Section 6(i) above); (v) the cost of printing or reproducing this Agreement, the Blue Sky survey, closing documents (including any compilations thereof) and any other documents in connection with the offering, purchase, sale and delivery of the Shares; (vi) the cost and charges of any transfer agent or registrar; (vii); and (viii) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section 6.     Under no circumstances will the Company be obligated to reimburse the Agent for more than $150,000 of its out-of-pocket expenses. For the avoidance of doubt, the $150,000 limitation on legal fees and expenses includes (i) all fees and expenses incurred by the Agent in connection with this offering through the commencement of this offering, and (ii) all fees and expenses incurred by the Agent in connection with the engagement letter entered into between the Agent and the Company dated April 24, 2017.

7.     The obligations of the Agent hereunder shall be subject, in its sole discretion, to the condition that all representations and warranties and other statements of the Company herein or in certificates of any officer of the Company delivered pursuant to the provisions hereof are true and correct as of the time of the execution of this Agreement, and as of each Representation Date,

Applicable Time and Delivery Date, to the condition that the Company shall have performed all of its obligations hereunder theretofore to be performed, and the following additional conditions:

(a)     The Prospectus containing the Rule 430B Information shall have been filed with the Commission pursuant to Rule 424(b) of the 1933 Act Regulations in the manner and within the time period required by Rule 424(b) of the 1933 Act Regulations (without reliance on Rule 424(d)(8) of the 1933 Act Regulations) and in accordance with Section 5(a) hereof; the Registration Statement, including any Rule 462(b) Registration Statement, has become effective and no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to the reasonable satisfaction of the Agent; and FINRA shall have raised no objection to the fairness and reasonableness of the sales agency terms and arrangements.

(b)     The Agent shall have received the opinion of Harter Secrest & Emery LLP, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Agent. Such counsel may also state that, insofar as either such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(c)     The Agent shall have received the opinion of Kilpatrick Townsend & Stockton LLP, counsel for the Agent. The opinion shall address the matters as the Agent may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Agent. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its subsidiaries and certificates of public officials.

(d)     On each date specified in Section 5(q), KPMG shall have furnished to the Agent a letter or letters, dated the respective dates of delivery thereof, in form and substance as previously provided to counsel to the Agent.

(e)    The Agent shall have received satisfactory evidence of the good standing or corporate existence of the Company and its Subsidiaries in their respective jurisdictions of organization, in each case in writing or any standard form of telecommunication from the appropriate governmental authorities of such jurisdictions.

(f)     (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in each of the General Disclosure Package and the Prospectus any loss or interference with its business from fire, explosion, flood or other calamity, whether or not covered by insurance, or from any labor dispute or court or governmental or regulatory action, order or decree, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, and (ii) since the respective dates as of which information is given in each of the Registration Statement, the General Disclosure Package and the Prospectus there shall not have been any change in the capital stock or long-term debt of the Company or any of its subsidiaries or any change in or affecting the general affairs, management, financial position, capital adequacy for regulatory purposes, shareholders’ equity or results of operations of the Company and its subsidiaries, otherwise than as set forth or contemplated in each of the General Disclosure Package and the Prospectus, or their business affairs, business prospects or regulatory affairs, the effect of which, in any such case described in clause (i) or (ii), is in the judgment of the Agent so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Applicable Time or Delivery Date, as the case may be, on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus.

(g)     On or after the date hereof there shall not have occurred any of the following: (i) a Material Adverse Effect; (ii) a suspension or material limitation in trading in securities generally on the New York Stock Exchange, the NASDAQ Capital Market, the NASDAQ Global Market or the NASDAQ Global Select Market; (iii) a suspension or material limitation in trading in the Company’s securities on NASDAQ Global Select Market; (iv) a general moratorium on commercial banking activities declared by either federal or New York authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (v) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war; or (vi) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, including, without limitation, as a result of terrorist activities occurring after the date hereof, if the effect of any such event specified in clause (v) or (vi), in the reasonable judgment of the Agent makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Applicable Time or Delivery Date, as the case may be, on the terms and in the manner contemplated in each of the General Disclosure Package and the Prospectus or to enforce contracts for the sale of Shares.

(h)    The Common Stock (including the Shares) is and continues to be registered pursuant to Section 12(b) of the 1934 Act and is listed on the NASDAQ Global Select Market, and the Company has taken no action designed to, or likely to have the effect of, terminating the registration of the Common Stock under the 1934 Act or delisting the Common Stock from the NASDAQ Global Select Market, nor has the Company received any notification that the Commission or FINRA is contemplating terminating such registration or listing.

(i)    The Agent shall have received a certificate of the Chief Executive Officer of the Company and of the Chief Financial Officer of the Company on each Representation Date specified in Section 5(o) to the effect that (i) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though made at and as of each Representation Date, (ii) the Company has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to each Representation Date, and (iii) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or are to their knowledge contemplated by the Commission.

(j)     The Agent shall have received a certificate from the President of the Bank and of the Chief Financial Officer of the Bank or Chief Accounting Officer of the Bank, dated as of each Representation Date to the effect that the representations and warranties in Section 1(b)

hereof are true and correct with the same force and effect as though made at and as of each Representation Date.

(k)    The Company shall have furnished or cause to be furnished promptly to the Agent a Placement Notice or such other instructions provided pursuant to Section 2(b) as requested by the Agent;

(l)    The Company and the Agent hereby agree that the date of commencement of sales under this Agreement shall be the date the Company and the Agent mutually agree (which may be later than the date of this Agreement).

8.    (a) The Company agrees to indemnify and hold harmless the Agent, each person, if any, who controls any Agent within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, and its respective partners, directors, officers, employees and agents and each affiliate of an Agent within the meaning of Rule 405 against any losses, claims, damages or liabilities, joint or several, to which an Agent may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, which considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and will reimburse the Agent for any legal or other expenses reasonably incurred by the Agent in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, which considered together with the General Disclosure Package, or any amendment or supplement in reliance upon and in conformity with written information furnished to the Company by the Agent expressly for use therein, provided that the Company and the Agent hereby acknowledge and agree that the only information that the Agent has furnished to the Company consists solely of the information described as such in subsection (b) below.

(b)     The Agent agrees to indemnify and hold harmless the Company, its officers, directors and each person, if any, who controls the Company, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any losses, claims, damages or liabilities to which the Company may become subject, under the 1933 Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, which considered together with the General Disclosure Package, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, the General Disclosure Package, the Prospectus, or any individual Issuer-Represented Limited-Use Free Writing Prospectus, which considered together with the General Disclosure Package, or any amendment or supplement thereto, in reliance upon and in conformity with written information furnished to the Company by any Agent expressly for use therein (provided, however, that the Company and the Agent hereby acknowledge and agree that the only such information that any Agent has furnished to the Company consists solely of the following: (i) the statements set forth in the final sentence of the first paragraph under the “Plan of Distribution” in the Prospectus Supplement, and (ii) such other statements as the Agent may, by notice given to the Company in writing after the date of this Agreement, have been furnished to the Company by the Agent specifically for inclusion in the Registration Statement, the Prospectus, the General Disclosure Package, any Issuer-Represented Limited-Use Free Writing Prospectus or any amendment or supplement thereto (collectively, the “Agent’s Information”) and will reimburse the Company for any legal or other expenses reasonably incurred by the Company in connection with investigating or defending any such action or claim as such expenses are incurred.

(c)     Promptly after receipt by an indemnified party under subsection (a) or (b) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party shall not relieve it from any liability that it may have to any indemnified party otherwise than under such subsection, unless the indemnifying party has been prejudiced thereby. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party which consent shall not be unreasonably withheld, conditioned or delayed, be counsel to the indemnifying party), provided, however, if the defendants in any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that a conflict may arise between the positions of the indemnifying party and the indemnified party in conducting the defense of any such action or that there may be legal defenses available to its and/or other indemnified parties which are different from or additional to those available to the indemnifying party, the indemnified party or parties shall have the right to select separate counsel to assume such legal defenses of such indemnified party or parties (but not to control the defense of such action as to the indemnifying party) and to otherwise participate in the defense of such action on behalf of such indemnified party or parties, and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation unless (i) the indemnified party shall have employed separate counsel in accordance with the proviso to the preceding sentence (it being understood, however, that the indemnifying party shall not be liable for the fees and expenses of more than one separate counsel (together with, to the extent necessary in the circumstances, one separate local counsel in the jurisdiction in which such action is pending)

to represent all indemnified parties, approved by the indemnifying party) or (ii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party within a reasonable time after notice of commencement of the action, in each of which cases the fees and expenses of one counsel for the indemnified party or parties (in addition to local counsel) shall be at the expense of the indemnifying party. The indemnifying party under this Section 8 shall not be liable for any settlement or compromise of or agreed judgment in any proceedings effected or agreed to without its prior express written consent, but if any such proceeding is settled or compromised, or an agreed judgment is entered into, with such consent or if there be a final judgment (other than an agreed judgment) rendered in favor of for the plaintiff, the indemnifying party agrees to indemnify the indemnified party against any loss, claim, damage, liability or expense by reason of such settlement, compromise, agreed judgment or other judgment. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(d)     If the indemnification provided for in this Section 8 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a) or (b) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company on the one hand and the Agent on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company, on the one hand, and the Agent, on the other, in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company, on the one hand, and the Agent, on the other, shall be deemed to be in the same proportion as the total net proceeds from the offering (before deducting expenses) received by the Company bear to the total discounts and commissions received by the Agent. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company, on the one hand, or the Agent, on the other, and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company and the Agent agree that it would not be just and equitable if contributions pursuant to this subsection (d) were determined by pro rata allocation or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (d) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim.

(e)     The obligations of the Company under this Section 8 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Agent, or any of the respective partners, directors, officers and employees of the Agent or any such controlling person. The obligations of the Agent under this Section 8 shall be in addition to any liability which the Agent may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls (within the meaning of the 1933 Act) the Company or any of the directors and officers of the Company or any such controlling person.

(f)     The remedies provided for in this Section 8 are not exclusive and shall not limit any rights or remedies which may otherwise be available to an indemnified party at law or in equity.

9.     (a) The Company shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that (i) with respect to any pending sale through the Agent for the Company, the obligations of the Company, including in respect of compensation of the Agent, shall remain in full force and effect notwithstanding such termination and (ii) the representations and warranties in Section 1 and the provisions of Sections 6, 8, 12, 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(b)    The Agent shall have the right, by giving written notice as hereinafter specified, to terminate this Agreement in its sole discretion at any time. Any such termination shall be without liability of any party to any other party except that the representations and warranties in Section 1 and the provisions of Sections 6, 8, 12, 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination.

(c)    This Agreement shall remain in full force and effect unless terminated pursuant to Section 9(a) or Section 9(b) above or otherwise by mutual agreement of the parties; provided, that any such termination shall in all cases be deemed to provide that the representations and warranties in Section 1 and the provisions of Sections 6, 8, 12, 13, 14, 15 and 16 of this Agreement shall remain in full force and effect notwithstanding such termination and will automatically terminate following the sale of the Shares having an aggregate gross sales price of $40 million.

(d)    Any termination of this Agreement shall be effective on the date specified in such notice of termination or the date mutually agreed by the parties, as the case may be; provided, that such termination shall not be effective until the close of business on the date of receipt of such notice by the Agent or the Company, or the date mutually agreed by the parties, as the case may be. If such termination shall occur prior to the Delivery Date for any sale of Stock, such sale shall settle in accordance with the provisions of Section 2(i) hereof.

10.     The respective indemnities, agreements, representations, warranties and other statements of the Company and the Agent, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of the Agent or any controlling person of the Agent, or the Company, or any officer or director or controlling person of the Company, and shall survive delivery of and payment for the Shares.

11.    If this Agreement is terminated, the Company shall not then be under any liability to the Agent except as provided in Section 6 and Section 8 hereof, which provisions shall survive termination.

12.    The Company acknowledges and agrees that:

(a)    in connection with the sale of the Shares, the Agent has been retained solely to act as a sales agent, and no fiduciary, advisory or agency relationship between the Company or the Bank, on the one hand, and the Agent, on the other hand, has been created in respect of any of the transactions contemplated by this Agreement;

(b)    it has been advised that the Agent and its affiliates are engaged in a broad range of transactions which may involve interests that differ from those of the Company and that the Agent has no obligation to disclose such interests and transactions to the Company by virtue of any fiduciary, advisory or agency relationship; and

(c)    it waives, to the fullest extent permitted by law, any claims it may have against the Agent for breach of fiduciary duty or alleged breach of fiduciary duty and agrees that the Agent shall have no liability (whether direct or indirect) to the Company in respect of such a fiduciary duty claim or to any person asserting a fiduciary duty claim on behalf of or in right of the Company, including shareholders, employees, depositors or creditors of the Company.

13.    All statements, requests, notices and agreements hereunder shall be in writing, and if to the Agent shall be delivered or sent by mail, overnight delivery service or facsimile transmission to the Agent at Sandler O’Neill + Partners, L.P., 1251 Avenue of the Americas, 6th Floor, New York, New York 10020, Attention: General Counsel, with a copy to Kilpatrick Townsend & Stockton LLP, 607 14th Street, NW, Suite 900, Washington, DC 20005, Attention: Christina M. Gattuso, Esq.; and if to the Company shall be delivered or sent by mail or facsimile to Financial Institutions, Inc., 220 Liberty Street, Warsaw, NY 14569 Attention: General Counsel, with a copy to Harter Secrest & Emery LLP, 1600 Bausch & Lomb Place, Rochester, NY 14604-2711, Attention: Craig S. Wittlin, Esq. Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

14.     This Agreement shall be binding upon, and inure solely to the benefit of, the Agent and the Company, and, to the extent provided in Sections 8 hereof, the officers and directors of the Company and each person who controls the Company or the Agent, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from the Agent shall be deemed a successor or assign by reason merely of such purchase.

15.     Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

16.     THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD

TO CONFLICT OF LAWS PRINCIPLES OF SAID STATE OTHER THAN SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW.

THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, HEREBY IRREVOCABLY SUBMITS TO THE EXCLUSIVE JURISDICTION OF THE FEDERAL AND NEW YORK STATE COURTS LOCATED IN THE CITY OF NEW YORK IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING RELATED TO THIS AGREEMENT OR ANY OF THE MATTERS CONTEMPLATED HEREBY, IRREVOCABLY WAIVES ANY DEFENSE OF LACK OF PERSONAL JURISDICTION AND IRREVOCABLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUIT, ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN ANY SUCH COURT. THE COMPANY, ON BEHALF OF ITSELF AND ITS SUBSIDIARIES, IRREVOCABLY WAIVES, TO THE FULLEST EXTENT IT MAY EFFECTIVELY DO SO UNDER APPLICABLE LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT AND ANY CLAIM THAT ANY SUCH SUIT, ACTION OR PROCEEDING BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM.

17.     This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Any facsimile or electronically transmitted copies hereof or signatures hereon shall, for all purposes, be deemed originals.

18.     No amendment or waiver of any provision of this Agreement, nor any consent or approval to any departure therefrom, shall in any event be effective unless the same shall be in writing and signed by the parties hereto.

19.     The invalidity or unenforceability of any Section, paragraph or provision of this Agreement shall not affect the validity or enforceability of any other Section, paragraph or provision hereof. If any Section, paragraph or provision of this Agreement is for any reason determined to be invalid or unenforceable, there shall be deemed to be made such minor changes (and only such minor changes) as are necessary to make it valid and enforceable.

20.    This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Bank and the Agent, or any of them, with respect to the subject matter hereof.

[Signatures on Next Page]

If the foregoing is in accordance with your understanding, please sign and return to us four counterparts hereof, and upon the acceptance hereof by you, this letter and such acceptance hereof shall constitute a binding agreement between the Agent, the Bank and the Company.

Very truly yours,

FINANCIAL INSTITUTIONS, INC.

By:	/s/ Martin K. Birmingham
Martin K. Birmingham
President and Chief Executive Officer

FIVE STAR BANK

By:	/s/ Martin K. Birmingham
Martin K. Birmingham
President and Chief Executive Officer

Accepted as of the date hereof:

SANDLER O’NEILL + PARTNERS, L.P.

By:	Sandler O’Neill & Partners, Corp.,
the sole general partner
By:	/s/ Emmett J. Daly
Name:	Emmett J. Daly
Title:	Principal

Signature Page to Sales Agency Agreement

SCHEDULE I

Placement Notice Information

Company Representatives

1.	Kevin B. Klotzbach

2.	William L. Kreienberg

Agent Representatives

Robert A. Kleinert

Steve McAuley

Attention Syndicate Desk

Schedule II

List of Subsidiaries

Banking Subsidiary	Jurisdiction of Organization
Five Star Bank	New York

Nonbanking Subsidiary	Jurisdiction of Organization
Scott Danahy Naylon, LLC	New York

Courier Capital, LLC	New York

Five Star REIT, Inc.	New York

ANNEX I

Form of Placement Notice

            , 201

From:	Financial Institutions, Inc.
Attention: Martin K. Birmingham

Chief Executive Officer and President

220 Liberty Street
Warsaw, NY 14569

To:	Sandler O’Neill & Partners, L.P.
Attention: Syndicate Desk
1251 Avenue of the Americas, 6th Floor
New York, New York 10020

Subject: Placement Notice

Ladies and Gentlemen:

Pursuant to the terms and subject to the conditions contained in the Sales Agency Agreement between Financial Institutions, Inc. (the “Company”), and Sandler O’Neill & Partners, L.P. (the “Agent”) dated            , 201     (the “Agreement”), I,                     , Chief Executive Officer and President of the Company, hereby request on behalf of the Company that the Agent sell up to the lesser of shares of the Company’s common stock, $ .01 par value per share (the “Common Stock”) having an aggregate gross sales price of up to $40.0 million, in accordance with the following instructions, if any:

First date on which Shares may be sold:	, 201

Last date on which Shares may be sold:	[Insert first date of next blackout period]

Dates on which Shares may not be sold:	N/A

Maximum number of Shares to be sold per Trading Day:	N/A

Capitalized terms defined in the Agreement shall have the same meanings when used herein.

ADDITIONAL SALES PARAMETERS MAY BE ADDED, SUCH AS THE MANNER IN WHICH SALES ARE TO BE MADE BY THE AGENT.

[Signature Page Follows]

FINANCIAL INSTITUTIONS, INC.

By:
Martin K. Birmingham
President and Chief Executive Officer

Accepted as of the date hereof:

SANDLER O’NEILL & PARTNERS, L.P.

By:	Sandler O’Neill & Partners Corp., the sole general partner

By:
Name:
Title: